Exhibit 10.1
AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
                       THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT, is entered into on                          , 2006, between THE CLOROX COMPANY, a Delaware corporation (the “Company”), and                           (the “Executive”), and amends the Employment Agreement effective as of                 between the Company and the Executive (the “Employment Agreement”).
          The Employment Agreement is hereby modified and amended as follows:
1.	Section 6(a)(i) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:
                    “(i)          Salary Component.
                    Payment, promptly after termination, of a lump sum amount equal to salary, at a monthly rate equal to the highest monthly base salary rate in effect during the twelve (12) month period preceding the termination of employment times the number of months in the remaining term of this Agreement as determined in Sections 1(a)(i) or (iii) had the termination not occurred, or until the Executive’s death if that occurs first (the “Severance Payment Period”); provided, however, that in the event the Company appoints a Chief Executive Officer (other than an Interim Chief Executive Officer) to succeed Gerald E. Johnston during the term of this Agreement and the Executive’s termination of employment occurs during the period commencing on May 16, 2006 and ending eighteen (18) months after the date on which the new Chief Executive Officer commences employment with the Company (the “CEO Window Period”), for purposes of the above formula, “Severance Payment Period” shall be replaced with the number of months in the remaining term of this Agreement as determined in Sections 1(a)(i) or (iii) had the termination not occurred plus twelve (12) months (the “Enhanced Severance Multiple”).”
2.	Section 6(a)(ii)(B) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:
               “(B) In addition, payment, promptly after termination, of a lump sum amount equal to 75% of the Executive’s Average Annual Bonus times the number of months remaining in the Severance Payment Period divided by twelve (12); provided, however, that should the Executive’s termination of employment occur during the CEO Window Period, this payment shall equal a lump sum amount equal to 75% of the Executive’s Average Annual Bonus times the Enhanced Severance Multiple divided by twelve (12).”
          Except as expressly modified herein, the Employment Agreement shall remain in full force and effect.

This Amendment No. 2 is executed as of the date first above written.
THE CLOROX COMPANY
The Company

By:
(Executive)

(Address)